Exhibit 99.1
MP Materials Announces Increase to its Share Repurchase Program
LAS VEGAS, NV – September 3, 2024 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”) today announced that its Board of Directors has approved a $300 million increase to the Company’s existing share repurchase program, bringing the total authorized amount to $600 million. The share repurchase program has also been extended and is now effective until August 30, 2026.
Subsequent to the most recent earnings announcement on August 1, 2024, MP Materials repurchased 1.4% of the Company, or approximately 2.2 million shares, at an average price of $10.84. Together with repurchases made in March, MP Materials has now repurchased approximately 8.6% of the Company’s shares of common stock for a total of $225.1 million in 2024.
“We remain very confident in the long-term value of our assets and the MP platform,” said James Litinsky, Founder, Chairman, and CEO of MP Materials. “As we have consistently stated, subject to continuing to maintain a fortress balance sheet, we expect to be opportunistic in our approach to capital allocation to create value for shareholders.”
MP Materials may purchase shares from time to time at the discretion of management through open market purchases, privately negotiated transactions, block trades, accelerated or other structured share repurchase programs, or other means. The manner, timing, pricing and amount of any transactions will be subject to the discretion of MP Materials and may be based upon market conditions, regulatory requirements and alternative opportunities that MP Materials may have for the use or investment of its capital.
About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.
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Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements under Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the share repurchase program and the ability of the Company to complete the share repurchase program within the two year time period. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, the Company’s ability to execute the contemplated share repurchase program on attractive terms, the anticipated timing or at all; and those risks and uncertainties discussed in MP Materials’ Annual Report on Form 10-K filed on February 28, 2024, under the heading “Risk Factors” and other documents filed by MP Materials with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Investors:
Martin Sheehan
IR@mpmaterials.com
Media:
Matt Sloustcher
media@mpmaterials.com